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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated February 5, 2002 (July 30, 2002 as to Note 14)(which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001), appearing in Exhibit 99.1 to the Registration Statement on Form S-8 of Comcast Corporation related to the registration of 25,000,000 shares of Class A Special Common Stock available for issuance pursuant to the Comcast Corporation 1996 Stock Option Plan. We also consent to the incorporation by reference in this Registration Statement of our report dated February 5, 2002 on the financial statement schedule appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
September 6, 2002